UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 24, 2013

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2013, the Board of Directors of Lucas Energy, Inc. (the “Company”) appointed Fred S. Zeidman as a member of the Board of Directors, with an effective date of June 24, 2013, which brings the total number of directors to five.

Also effective on June 24, 2013, W. Andrew Krusen, Jr. resigned as a member of the Company’s Audit Committee and Mr. Zeidman was appointed as a member of the Audit and Compensation Committees of the Company.  Mr. Zeidman qualifies as an “independent” director, and his appointment to the above committees is in accordance with the standards promulgated by the NYSE MKT and by the Securities and Exchange Commission.

The Board of Directors believes that Mr. Zeidman is highly qualified to serve as a member of the Board of Directors due to his significant experience serving as a director of public and private companies and institutions and his substantial understanding of the oil and gas industry.

Biographical information for Mr. Zeidman is provided below:

Fred S. Zeidman, Age 66

Mr. Zeidman has served as Chairman of the Board of Directors of Petroflow Energy Corporation since September 2011 and as Director of Petro River Oil Corporation since April 2013. Mr. Zeidman has also served as a director of Hyperdynamics Corporation since 2009 and as a director of Prosperity Bancshares, Inc. since 1986. He currently also serves as trustee for the AremmiSoft Liquidating Trust (a position he has held since 2004).  In March 2013, Mr. Zeidman was appointed to the Board of Straight Path Communications, Inc. In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. ("Nova"), a publicly-traded biodiesel technology company, and served in that position until the company's acquisition in November 2009.  Mr. Zeidman also served as a director of Nova from June 2007 to November 2009. From August 2009 through November 2009, Mr. Zeidman served as Chief Restructuring Officer for Transmeridian Exploration, Inc. and served in that position until its sale in November 2009. Mr. Zeidman has served on the board of Prosperity Bank for 26 years. He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 until its sale in February 2007. Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008. Mr. Zeidman has served as CEO, Interim CEO and Chairman of the Board of a variety of companies, including several in the oil and gas sector.

Mr. Zeidman is the Chairman Emeritus of the United States Holocaust Memorial Council. He was appointed to that position by former President George W. Bush in March 2002 and served from 2002-2010.  He is also Chairman Emeritus of the University of Texas Health Science System Houston and is on the Board of Trustees of the Texas Heart Institute (where he currently serves as Interim Chief Financial Officer) and the Institute for Rehabilitation and Research (TIRR). He currently serves on the Board of Directors and Executive Committee of the University of Saint Thomas and chairs its Development Committee and Houston Community College. Mr. Zeidman received his Bachelor of Science and Bachelor of Arts from Washington University and a Masters of Business Administration from New York University.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

99.1*	Press Release

* Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: June 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release

* Furnished herewith.